U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A-6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NETFRAN DEVELOPMENT CORP.

(Name of Small Business Issuer in its Charter)

FLORIDA	6794	65-0983277

(State of Incorporation)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer I.D. Number)

2801 N.E. 208TH TERRACE, 2ND FLOOR, MIAMI, FL 33180 (305-931-4000)

(Address and telephone number of principal executive offices)

2801 N.E. 208TH TERRACE, 2ND FLOOR, MIAMI, FL 33180

(Address of principal place of business)

Elliot Krasnow, President
Netfran Development Corp.
2801 N.E. 208th Terrace, 2nd Floor
Miami, FL 33180
(305) 931-4000

(Name, address and telephone number of agent for service)

Copies to:

Joel Bernstein, Esq., P.A.
11900 Biscayne Blvd., Suite 604
Miami, Florida 33181
Tel.: (305) 892-1122
Fax:(305) 892-0822

Approximate date of proposed commencement of sale to the public: As soon as possible after the Registration Statement becomes effective.

     The Company hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Exhibit No.	Description

10.1	Standard Franchise Agreement

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aventura, State of Florida, on October 25, 2002.

NETFRAN DEVELOPMENT CORP.

By: /s/ ELLIOT KRASNOW

Elliot Krasnow, President Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Elliot Krasnow Elliot Krasnow	President and Director (Chief executive officer)	October 25, 2002

/s/ Robert Steinberg Robert Steinberg	Treasurer, Director (Chief accounting officer and Chief financial officer)	October 25, 2002

/s/ Dellray Lefevere Dellray Lefevere	Director	October 25, 2002

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